As filed with the Securities and Exchange Commission on March 24,
1994
                                                Registration No.

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8 REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

VALLEY NATIONAL BANCORP
(Exact name of Registrant as specified in its charter)

New Jersey                                          22-2477875
(Jurisdiction of incorporation) (IRS Employer Identification No.)

1445 Valley Road
Wayne, New Jersey 07470
(Address of Principal Executive Offices)

THE VALLEY NATIONAL BANCORP
LONG-TERM STOCK INCENTIVE PLAN
(Full title of the Plan)

Mr. Gerald H. Lipkin, Chairman & Chief Executive Officer
Valley National Bancorp
1445 Valley Road
Wayne, New Jersey 07470
(201) 305-8800
(Name, address, and telephone number of agent for service)

With a Copy to:
Ronald H. Janis, Esq.
Clapp & Eisenberg, P.C.
One Newark Center
Newark, New Jersey 07102
(201) 642-3900

CALCULATION OF REGISTRATION FEE

                         Proposed       Proposed
Title of       Amount    maximum        maximum
securi-        to be     offering       aggregate      Amount of
ties to be     regi-     price          offering       registra-
registered     stered(1) per share(2)   price(2)       tion fee

Common Stock   625,000   $30.06         $18,787,500    $6,478.45

     (1) This Registration Statement covers, in addition to the number of shares of Common Stock stated above, such indeterminate number of shares as may become subject to options under the Plan as a result of the anti-dilution provisions thereof.

     (2) Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, on the basis of the average of the closing high and low prices for the Registrant's Common Stock on March 22, 1994, as reported in the Wall Street Journal on March 23, 1994.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference

          The following documents filed by Valley National Bancorp (the "Company") with the Securities and Exchange Commission are incorporated by reference in this Registration Statement:

          1.   The Company's Registration Statement on Form S-8
(File No. 0-11179) filed with the Securities and Exchange
Commission on November 29, 1989.

          2. The Company's Annual Report on Form 10-K for the year ended December 31, 1992.

          3.   All other reports filed by the Company pursuant to
Section 13(a) or 15(d) of the Exchange Act since December 31, 1992.

          4. The description of the Company's common stock contained in its Current Report on Form 8-A, and all subsequent amendments and reports that are filed updating that description.

          All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 after the date of this Registration Statement and prior to the filing by the Company of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities remaining unsold at such time, shall also be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

Item 8.   List of Exhibits

          Exhibits are listed by number corresponding to the Exhibit Table of Item 601 of Regulation S-K

(5) Opinion of Clapp & Eisenberg, P.C., as to the legality of the securities being registered.

(23) Consent of KPMG Peat Marwick.

(99) Valley National Bancorp Long-Term Stock Incentive Plan.

                           SIGNATURES

     Pursuant to the requirement of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Wayne, State of New Jersey, on the 24th day of March, 1994.

                              VALLEY NATIONAL BANCORP



                              By:/s/
                                 Gerald H. Lipkin, Chairman of the
                                   Board and Chief Executive
                                   Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Name                          Title               Date


/s/                           Chairman of the     March 24, 1994
Gerald H. Lipkin              Board, Chief
                              Executive Offi-
                              cer & Director


/s/                           President and       March 24, 1994
Peter Southway                Chief Operating
                              Officer (Princi-
                              pal Financial
                              Officer) &
                              Director


/s/                           Executive Vice      March 24, 1994
Sam P. Pinyuh                 President &
                              Director


/s/                           Senior Vice         March 24, 1994
Alan D. Eskow                 President
                              (Principal
                              Accounting
                              Officer)

/s/                           Director            March 24, 1994
Pamela Bronander


/s/                           Director            March 24, 1994
Joseph Coccia, Jr.


/s/                           Director            March 24, 1994
Paul M. Densen


/s/                           Director            March 24, 1994
Austin C. Drukker


/s/                           Director            March 24, 1994
Thomas P. Infusino


/s/                           Director            March 24, 1994
Gerald Korde


/s/                           Director            March 24, 1994
Robert L. Marcalus


/s/                           Director            March 24, 1994
Robert E. McEntee


/s/                           Director            March 24, 1994
Rubin Rabinowitz


                              Director            March ____, 1994
Robert Rachesky


/s/                           Director            March 24, 1994
Barnett Rukin


/s/                           Director            March 24, 1994
Richard F. Tice

/s/                           Director            March 24, 1994
Leonard Vorcheimer


/s/                           Director            March 24, 1994
Joseph L. Vozza
/TABLE

                          Exhibit Index


                                                  Sequentially
Exhibits                 Description              Numbered Page

5                   Opinion of Clapp & Eisenberg
                    P.C., as to the legality of
                    the securities being registered

23                  Consent of KPMG Peat Marwick

99                  Valley National Bancorp
                    Long-Term Stock Incentive Plan